Calculation of Filing Fee Tables
S-8
Clarus Corp
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.0001 per share	Other	7,500,000	$ 3.2725	$ 24,543,750.00	0.0001531	$ 3,757.65
Total Offering Amounts:						$ 24,543,750.00		$ 3,757.65
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 3,757.65
Offering Note
[1]	This Registration Statement covers 7,500,000 shares of Common Stock, par value $0.0001 per share (the "Common Stock") of Clarus Corporation (the "Registrant") that are issuable pursuant to the Clarus Corporation Amended and Restated 2015 Stock Incentive Plan (the "Plan"). In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement covers such additional shares of Common Stock as may hereafter be offered or issued pursuant to the Plan to prevent dilution resulting from stock splits, stock dividends or similar transactions effected without receipt of consideration that results in an increase in the number of shares of outstanding Common Stock. The proposed maximum offering price per share is estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(c) and 457(h) of the Securities Act, the proposed maximum offering price per share is based upon a price of $3.2725 (the average of the high and low prices of the Registrant's Common Stock as reported on the NASDAQ Global Select Market on August 1, 2025). The Registrant does not have any fee offsets.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A